Exhibit 99.1

500 Laurel Street, Ste. 101 Baton Rouge, LA 70801 Phone: 225.248.7600 Toll Free: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
January 29, 2019	Business First Bank
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR FY 2018 AND Q4 2018

Baton Rouge, LA (January 29, 2019) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of Business First Bank, Baton Rouge, Louisiana, today announced its unaudited 2018 full-year net income of $14.1 million, or $1.22 per diluted share, increases of $9.2 million and $0.61, respectively, from the prior year. Core net income, which excludes noncore income and expenses, was $16.8 million, or $1.45 per diluted share, which reflects increases of $13.6 million and $1.06, respectively, from the prior year.

Net income for the quarter ended December 31, 2018, was $3.4 million, or $0.28 per diluted share, which reflects increases of $4.3 million and $0.36, respectively, from the quarter ended December 31, 2017. Core net income was $4.7 million, or $0.38 per diluted share, which reflects increases of $5.4 million and $0.45, respectively, from the quarter ended December 31, 2017.

“Fourth quarter results were a strong way to finish a very successful year,” said Jude Melville, president and CEO. “In each quarter over the course of the year, our team increased core earnings, increased net interest margin and demonstrated an improved core efficiency ratio. In the fourth quarter, we did so while integrating new teammates with the closing of our Richland State Bank partnership.”

“2018 was a transformative year for our company, and we look forward to building on the momentum we’ve generated to maximize value on behalf of our clients and our shareholders over the course of 2019.”

On January 24, 2019, Business First’s board of directors declared a quarterly dividend based upon financial performance for the quarter in the amount of $0.08 per share to the common shareholders of record as of February 15, 2019, consistent with the prior quarter. The dividend will be paid on February 28, 2019, or as soon thereafter as practicable.

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Quarterly Highlights

●

Successful Acquisition of Richland State Bancorp, Inc. The acquisition was completed on December 1, 2018, and included total assets of $313.5 million, loans of $194.3 million and total deposits of $289.6 million.

●

Solid Loan Growth. Total loans held for investment at December 31, 2018, were $1.5 billion, an increase of $230.5 million compared to September 30, 2018, and an increase of $553.2 compared to December 31, 2017. Net organic loan growth was $39.5 million, or 10.6% annualized, for the quarter ended December 31, 2018. Annual net organic loan growth for full-year 2018 was $170.0 million, or 12.5%.

●

Net Interest Margin Expansion. Net interest margin and net interest spread were 4.07% and 3.70%, respectively, compared to 4.05% and 3.70% for the quarter ended September 30, 2018, and to 3.87% and 3.57%, respectively, for the quarter ended December 31, 2017.

●

Increased Provision for Loan Losses. The provision for loan losses was $939,000 for the quarter ended December 31, 2018, an increase of $436,000, or 86.7%, compared to the $503,000 recorded for the quarter ended September 30, 2018. The net increase, $0.02 per diluted share after-tax, is directly attributable to a single, previously identified (fourth quarter of 2017), impaired loan for which the facts and circumstances have continued to evolve over time.

Financial Condition

December 31, 2018, Compared to September 30, 2018

Balance Sheet

As of December 31, 2018, Business First had total assets of $2.1 billion, total loans of $1.5 billion, total deposits of $1.7 billion and total shareholders’ equity of $260.1 million, compared to $1.7 billion, $1.3 billion, $1.4 billion and $213.0 million, respectively, as of September 30, 2018.

Book value per common share was $19.68 at December 31, 2018, compared to $18.46 at September 30, 2018. Tangible book value per common share was $15.34 at December 31, 2018, compared to $15.30 at September 30, 2018.

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Credit Quality

Nonperforming loans as a percentage of total loans held for investment remained constant from 0.89% as of September 30, 2018, to 0.89% as of December 31, 2018. Nonperforming assets as a percentage of total assets decreased from 0.80% as of September 30, 2018, to 0.74% as of December 31, 2018.

December 31, 2018, Compared to December 31, 2017

Balance Sheet

As of December 31, 2018, Business First had total assets of $2.1 billion, total loans of $1.5 billion, total deposits of $1.7 billion and total shareholders’ equity of $260.1 million, compared to $1.3 billion, $975.3 million, $1.1 billion and $180.0 million, respectively, as of December 31, 2017.

Book value per common share was $19.68 at December 31, 2018, compared to $17.58 at December 31, 2017. Tangible book value per common share was $15.34 at December 31, 2018, compared to $16.72 at December 31, 2017. Tangible book value decreased from December 31, 2017, due to the acquisitions of Richland State Bancorp, Inc., and Minden Bancorp, Inc., in 2018.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 1.30% as of December 31, 2017, to 0.89% as of December 31, 2018. Nonperforming assets as a percentage of total assets decreased from 0.98% as of December 31, 2017, to 0.74% as of December 31, 2018. The decreases were mainly attributed to improved credit quality in relation to the size of the loan portfolio and total assets of Business First.

Results of Operations

Fourth Quarter 2018 Compared to Third Quarter 2018

Net Income and Diluted Earnings Per Share

For the quarter ended December 31, 2018, net income was $3.4 million, or $0.28 per diluted share, compared to net income of $3.9 million, or $0.33 per diluted share, for the quarter ended September 30, 2018. The reduction in net income was generally attributed to acquisition-related costs and the increase in the provision for loan losses.

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Core net income, which excludes noncore income and expenses, for the quarter ended December 31, 2018, was $4.7 million, or $0.38 per diluted share, compared to core net income of $4.4 million, or $0.37 per diluted share, for the quarter ended September 30, 2018. Notable noncore events impacting earnings included the incurrence of $2.1 million in noninterest expenses related to acquisition-related activities and $588,000 related to gains associated with banking center, investment and impaired loan sales for the quarter ended December 31, 2018. The quarter ended September 30, 2018, was impacted by acquisition-related expenses of $509,000 and $139,000 associated with a loss related to the closure of a banking center.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, decreased to 0.75% and 6.03%, respectively, for the quarter ended December 31, 2018, compared to 0.94% and 7.37%, respectively, for the quarter ended September 30, 2018. The decrease was largely driven by acquisition-related costs.

As adjusted, core return on average assets and core return on average equity, each on an annualized basis, were 1.03% and 8.23%, respectively, for the quarter ended December 30, 2018, compared to 1.06% and 8.37%, respectively, for the quarter ended September 30, 2018. Both metrics were negatively impacted by the increase in the provision for loan losses, which impacted core return on average assets and average equity (after tax) by .07% and .60%, respectively, for the quarter.

Interest Income

For the quarter ended December 31, 2018, net interest income totaled $17.1 million and net interest margin and net interest spread were 4.07% and 3.70%, respectively, compared to $15.6 million, 4.05% and 3.70% for the quarter ended September 30, 2018.

Net interest margin and net interest spread (excluding loan discount accretion of $283,000) were 4.01% and 3.63%, respectively, for the quarter ended December 31, 2018, compared to 3.98% and 3.63% (excluding loan discount accretion of $268,000) for the quarter ended September 30, 2018.

The average yield on the loan portfolio was 5.72% for the quarter ended December 31, 2018, compared to 5.65% for the quarter ended September 30, 2018. The average yield on total interest-earning assets was 5.13% for the quarter ended December 31, 2018, compared to 5.01% for the quarter ended September 30, 2018.

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Interest Expense

For the quarter ended December 31, 2018, overall cost of funds (which includes noninterest-bearing deposits) increased by 10 basis points compared to the quarter ended September 30, 2018.

Provision for Loan Losses

During the quarter ended December 31, 2018, Business First recorded a provision for loan losses of $939,000 compared to $503,000 for the quarter ended September 30, 2018. The net increase in the provision was driven by a single, previously identified, impaired loan.

Fourth Quarter 2018 Compared to Fourth Quarter 2017

Net Income and Diluted Earnings Per Share

For the quarter ended December 31, 2018, net income was $3.4 million, or $0.28 per diluted share, compared to net income of $(862,000), or $(0.08) per diluted share, for the quarter ended December 31, 2017. The quarter ended December 31, 2017, was negatively impacted by a large provision for loan losses and a write-down of deferred tax assets due to the federal tax reform.

Core net income, which excludes noncore income and expenses, for the quarter ended December 31, 2018, was $4.7 million, or $0.38 per diluted share, compared to core net income of $(733,000), or $(0.07) per diluted share, for the quarter ended December 31, 2017. Notable noncore events impacting earnings included the incurrence of $2.1 million in noninterest expenses related to acquisition-related activities and $588,000 related to gains associated with banking center, investment and impaired loan sales for the quarter ended December 31, 2018. The quarter ended December 31, 2017, was impacted by acquisition-related expenses of $129,000.

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Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, increased to 0.75% and 6.03%, respectively, for the quarter ended December 31, 2018, from (0.26)% and (1.89)%, respectively, for the quarter ended December 31, 2017.

As adjusted, core return on average assets and core return on average equity, each on an annualized basis, were 1.03% and 8.23%, respectively, for the quarter ended December 30, 2018, compared to (0.22)% and (1.60)%, respectively, for the quarter ended December 30, 2017.

Interest Income

For the quarter ended December 31, 2018, net interest income totaled $17.1 million and net interest margin and net interest spread were 4.07% and 3.70%, respectively, compared to $11.6 million, 3.87% and 3.57% for the quarter ended December 31, 2017.

Net interest margin and net interest spread (excluding loan discount accretion of $283,000) were 4.01% and 3.63%, respectively, for the quarter ended December 31,

2018, compared to 3.69% and 3.39% (excluding loan discount accretion of $545,000) for the quarter ended December 31, 2017.

The average yield on the loan portfolio was 5.72% for the quarter ended December 31, 2018, compared to 5.22% for the quarter ended December 31, 2017. The average yield on total interest-earning assets was 5.13% for the quarter ended December 31, 2018, compared to 4.57% for the quarter ended December 31, 2017.

Interest Expense

For the quarter ended December 31, 2018, overall cost of funds (which includes noninterest-bearing deposits) increased by 37 basis points compared to the quarter ended December 31, 2017.

Provision for Loan Losses

During the quarter ended December 31, 2018, Business First recorded a provision for loan losses of $939,000 compared to $2.3 million for the quarter ended December 31, 2017. Both quarters were impacted by large provisions for loan losses.

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Banking Centers

As of January 29, 2019, Business First operates out of 25 full-service banking centers in markets across Louisiana and in Dallas, Texas.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, impaired loan sales and acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary Business First Bank, operates in 25 banking centers in markets across Louisiana and in Dallas, Texas. Business First Bank provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission, or SEC, free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017

Balance Sheet Ratios

Gross Loans (HFI) to Deposits	88.15%	95.86%	92.82%	91.11%	92.40%
Shareholders' Equity to Assets Ratio	12.41%	12.69%	12.77%	11.34%	13.62%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.95%	10.75%	10.78%	9.21%	13.04%

Loans Receivable Held for Investment

Commercial	$363,640	$317,889	$298,967	$290,427	$254,427
Real Estate:
Construction and Land	211,054	196,404	204,099	191,220	143,535
Farmland	45,989	26,882	15,173	14,498	10,480
1-4 Family Residential	270,583	234,690	224,986	218,623	157,505
Multi-family Residential	39,273	22,109	22,511	25,884	20,717
Nonfarm Nonresidential	518,660	432,306	399,166	390,478	337,699
Total Real Estate	1,085,559	912,391	865,935	840,703	669,936
Consumer	79,270	67,679	69,129	60,320	50,921
Total Loans	$1,528,469	$1,297,959	$1,234,031	$1,191,450	$975,284

Allowance for Loan Losses

Balance, Beginning of Period	$10,273	$9,756	$9,647	$8,765	$9,241
Charge-offs – Quarterly	(19)	(33)	(397)	(23)	(2,845)
Recoveries – Quarterly	27	47	32	431	39
Provision for Loan Losses – Quarterly	939	503	474	474	2,330
Balance, End of Period	$11,220	$10,273	$9,756	$9,647	$8,765

Allowance for Loan Losses to Total Loans (HFI)	0.73%	0.79%	0.79%	0.81%	0.90%
Net Charge-offs (Recoveries) to Average Total Loans	0.00%	0.00%	0.03%	-0.03%	0.29%

Nonperforming Assets

Nonperforming Loans
Nonaccrual Loans	$11,691	$11,341	$13,884	$15,030	$12,535
Loans Past Due 90 Days or More	1,876	256	130	114	132
Total Nonperforming Loans	13,567	11,597	14,014	15,144	12,667
Other Nonperforming Assets
Other Real Estate Owned	1,909	1,824	1,273	1,282	227
Other Nonperforming Assets	11	11	36	13	-
Total Other Nonperforming Assets	1,920	1,835	1,309	1,295	227
Total Nonperforming Assets	$15,487	$13,432	$15,323	$16,439	$12,894

Nonperforming Loans to Total Loans	0.89%	0.89%	1.14%	1.27%	1.30%
Nonperforming Assets to Total Assets	0.74%	0.80%	0.93%	1.04%	0.98%

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2018	2018	2018	2018	2017	2018	2017

Per Share Data

Basic Earnings per Common Share	$0.28	$0.34	$0.34	$0.30	$(0.09)	$1.27	$0.63
Diluted Earnings per Common Share	0.28	0.33	0.33	0.29	(0.08)	1.22	0.61
Dividends per Common Share	0.08	0.08	0.08	0.06	0.06	0.30	0.23
Book Value per Common Share	19.68	18.46	18.26	17.52	17.58	19.68	17.58
Tangible Book Value per Common Share (Non-GAAP)	15.34	15.30	15.07	13.90	16.72	15.34	16.72

Average Common Shares Outstanding	12,099,659	11,533,374	10,607,369	10,232,933	9,828,645	11,124,585	7,658,137
Average Diluted Shares Outstanding	12,521,017	11,993,734	11,064,638	10,578,755	10,174,467	11,545,943	8,003,822
End of Period Common Shares Outstanding	13,213,280	11,533,721	11,533,171	10,271,931	10,232,495	13,213,280	10,232,495

Annualized Performance Ratios

Return on Average Assets	0.75%	0.94%	0.90%	0.77%	-0.26%	0.84%	0.40%
Return on Average Equity	6.03%	7.37%	7.75%	6.94%	-1.89%	7.04%	3.68%
Net Interest Margin	4.07%	4.05%	3.98%	3.97%	3.87%	4.02%	4.01%
Net Interest Spread	3.70%	3.70%	3.70%	3.75%	3.57%	3.71%	3.77%
Efficiency Ratio (1)	73.51%	69.08%	70.81%	73.57%	74.32%	71.78%	73.66%

Other Operating Expenses

Salaries and Employee Benefits	$7,444	$7,190	$6,524	$6,704	$5,542	$27,862	$21,482
Occupancy and Bank Premises	877	914	861	857	810	3,509	2,674
Depreciation and Amortization	484	417	407	422	338	1,730	1,457
Data Processing	397	395	355	410	392	1,557	1,537
FDIC Assessment Fees	276	221	331	393	235	1,221	803
Legal and Other Professional Fees	456	328	509	402	217	1,695	1,159
Advertising and Promotions	422	290	298	229	259	1,239	1,193
Utilities and Communications	238	294	269	272	248	1,073	981
Ad Valorem Shares Tax	170	321	322	322	309	1,135	804
Directors' Fees	92	93	92	159	83	436	400
Other Real Estate Owned Expenses and Write-Downs	-	-	7	2	7	9	50
Merger- and Conversion-Related Expenses	1,959	138	415	512	-	3,024	129
Other	1,594	1,269	1,635	1,260	1,268	5,758	4,133
Total Other Expenses	$14,409	$11,870	$12,025	$11,944	$9,708	$50,248	$36,802

(1) - Noninterest expense divided by noninterest income plus net interest income less gain/loss on sales of securities.

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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017

Assets

Cash and Due From Banks	$96,072	$45,941	$45,861	$37,627	$107,591
Federal Funds Sold	41,836	5,934	32,522	11,730	8,820
Securities Available for Sale, at Fair Values	309,516	243,585	252,139	262,988	179,148
Mortgage Loans Held for Sale	58	280	-	147	201
Loans and Lease Receivable	1,528,469	1,297,959	1,234,031	1,191,450	975,284
Allowance for Loan Losses	(11,220)	(10,273)	(9,756)	(9,647)	(8,765)
Net Loans and Lease Receivable	1,517,249	1,287,686	1,224,275	1,181,803	966,519
Premises and Equipment, Net	15,114	10,022	10,537	10,424	8,780
Accrued Interest Receivable	8,223	5,188	5,268	4,700	4,110
Other Equity Securities	9,282	10,339	10,064	9,381	8,627
Other Real Estate Owned	1,909	1,824	1,273	1,282	227
Cash Value of Life Insurance	31,882	24,442	24,275	24,109	23,200
Deferred Taxes, Net	3,848	4,359	3,888	4,155	3,005
Goodwill	49,488	32,427	32,552	32,816	6,824
Core Deposit Intangible	7,885	4,103	4,234	4,366	2,003
Other Assets	2,534	2,065	2,319	2,185	2,201

Total Assets	$2,094,896	$1,678,195	$1,649,207	$1,587,713	$1,321,256

Liabilities

Deposits:
Noninterest-Bearing	$382,354	$311,170	$305,314	$297,845	$264,646
Interest-Bearing	1,351,580	1,042,901	1,024,179	1,009,893	790,887
Total Deposits	1,733,934	1,354,071	1,329,493	1,307,738	1,055,533

Securities Sold Under Agreements to Repurchase	12,229	14,310	13,604	15,434	1,939
Short-Term Borrowings	-	862	862	862	862
Long-Term Borrowings	-	2,400	2,700	2,700	2,700
Subordinated Debt	25,000	-	-	-	-
Federal Home Loan Bank Borrowings	55,000	85,000	85,000	75,000	75,000
Accrued Interest Payable	1,374	1,336	1,197	1,104	890
Other Liabilities	7,301	7,255	5,722	4,881	4,397

Total Liabilities	1,834,838	1,465,234	1,438,578	1,407,719	1,141,321

Shareholders' Equity

Common Stock	13,213	11,534	11,533	10,272	10,232
Additional Paid-In Capital	212,332	171,345	171,193	144,441	144,172
Retained Earnings	37,982	35,460	32,483	29,666	27,175
Accumulated Other Comprehensive Loss	(3,469)	(5,378)	(4,580)	(4,385)	(1,644)

Total Shareholders' Equity	260,058	212,961	210,629	179,994	179,935

Total Liabilities and Shareholders' Equity	$2,094,896	$1,678,195	$1,649,207	$1,587,713	$1,321,256

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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017	2018	2017

Interest Income:
Interest and Fees on Loans	$19,778	$17,777	$16,549	$15,676	$12,544	$69,780	$47,516
Interest and Dividends on Securities	1,611	1,386	1,414	1,423	957	5,834	3,829
Interest on Federal Funds Sold and Due From Banks	164	162	128	127	171	581	256
Total Interest Income	21,553	19,325	18,091	17,226	13,672	76,195	51,601

Interest Expense:
Interest on Deposits	3,853	3,127	2,555	2,298	1,814	11,833	6,328
Interest on Borrowings	583	562	560	428	269	2,133	901
Total Interest Expense	4,436	3,689	3,115	2,726	2,083	13,966	7,229

Net Interest Income	17,117	15,636	14,976	14,500	11,589	62,229	44,372

Provision for Loan Losses	939	503	474	474	2,330	2,390	4,237

Net Interest Income After Provision for Loan Losses	16,178	15,133	14,502	14,026	9,259	59,839	40,135

Other Income:
Service Charges on Deposit Accounts	869	695	636	610	530	2,810	2,109
Gain (Loss) on Sales of Securities	7	-	-	-	-	7	31
Other Income	1,615	852	1,370	1,125	943	4,962	3,478
Total Other Income	2,491	1,547	2,006	1,735	1,473	7,779	5,618

Other Expenses:
Salaries and Employee Benefits	7,444	7,190	6,524	6,704	5,542	27,862	21,482
Occupancy and Equipment Expense	1,523	1,522	1,402	1,418	1,322	5,865	4,820
Other Expenses	5,442	3,158	4,099	3,822	2,844	16,521	10,500
Total Other Expenses	14,409	11,870	12,025	11,944	9,708	50,248	36,802

Income Before Income Taxes	4,260	4,810	4,483	3,817	1,024	17,370	8,951

Provision for Income Taxes	815	910	845	709	1,886	3,279	4,103

Net Income	$3,445	$3,900	$3,638	$3,108	$(862)	$14,091	$4,848

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Quarter Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,383,526	$19,778	5.72%	$1,258,060	$17,777	5.65%	$961,627	$12,544	5.22%
Securities Available for Sale	270,511	1,611	2.38%	253,902	1,386	2.18%	187,565	957	2.04%
Interest-Bearing Deposit in Other Banks	27,203	164	2.41%	31,858	162	2.03%	48,223	171	1.42%
Total Interest-Earning Assets	1,681,240	21,553	5.13%	1,543,820	19,325	5.01%	1,197,415	13,672	4.57%
Allowance for Loan Losses	(10,451)			(9,945)			(9,455)
Noninterest-Earning Assets	156,809			132,242			115,215
Total Assets	$1,827,598	$21,553		$1,666,117	$19,325		$1,303,175	$13,672

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,138,786	$3,853	1.35%	$1,028,412	$3,127	1.22%	$761,671	$1,814	0.95%
Advances from Federal Home Loan Bank ("FHLB")	82,419	462	2.24%	85,000	506	2.38%	66,249	229	1.38%
Other Borrowings	19,799	121	2.44%	17,484	56	1.28%	6,323	40	2.53%
Total Interest-Bearing Liabilities	1,241,004	4,436	1.43%	1,130,896	3,689	1.30%	834,243	2,083	1.00%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	349,915			315,111			279,511
Other Liabilities	8,183			8,479			6,516
Total Noninterest-Bearing Liabilities	358,098			323,590			286,027
Shareholders' Equity	228,496			211,631			182,905
Total Liabilities and Shareholders' Equity	$1,827,598			$1,666,117			$1,303,175

Net Interest Spread			3.70%			3.70%			3.57%
Net Interest Income		$17,117			$15,636			$11,589
Net Interest Margin			4.07%			4.05%			3.87%

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	For the Year Ended December 31,
	2018			2017
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,258,178	$69,780	5.55%	$890,683	$47,516	5.33%
Securities Available for Sale	258,153	5,834	2.26%	195,211	3,829	1.96%
Interest-Bearing Deposit in Other Banks	31,475	581	1.85%	20,229	256	1.27%
Total Interest-Earning Assets	1,547,806	76,195	4.92%	1,106,123	51,601	4.67%
Allowance for Loan Losses	(9,749)			(8,773)
Noninterest-Earning Assets	144,120			102,438
Total Assets	$1,682,177	$76,195		$1,199,788	$51,601

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,051,932	$11,833	1.12%	$733,264	$6,328	0.86%
Advances from Federal Home Loan Bank ("FHLB")	84,187	1,849	2.20%	65,513	737	1.12%
Other Borrowings	19,849	284	1.43%	6,609	164	2.48%
Total Interest-Bearing Liabilities	1,155,968	13,966	1.21%	805,386	7,229	0.90%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	319,623			254,765
Other Liabilities	6,393			7,891
Total Noninterest-Bearing Liabilities	326,016			262,656
Shareholders' Equity	200,193			131,746
Total Liabilities and Shareholders' Equity	$1,682,177			$1,199,788

Net Interest Spread			3.71%			3.77%
Net Interest Income		$62,229			$44,372
Net Interest Margin			4.02%			4.01%

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Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2018	2018	2018	2018	2017

Tangible Common Equity
Total Shareholders' Equity	$260,058	$212,961	$210,629	$179,994	$179,935
Adjustments:
Goodwill	(49,488)	(32,427)	(32,552)	(32,816)	(6,824)
Core Deposit and Other Intangibles	(7,885)	(4,103)	(4,234)	(4,366)	(2,003)
Total Tangible Common Equity	$202,685	$176,431	$173,843	$142,812	$171,108

Tangible Assets
Total Assets	$2,094,896	$1,678,195	$1,649,207	$1,587,713	$1,321,256
Adjustments:
Goodwill	(49,488)	(32,427)	(32,552)	(32,816)	(6,824)
Core Deposit and Other Intangibles	(7,885)	(4,103)	(4,234)	(4,366)	(2,003)
Total Tangible Assets	$2,037,523	$1,641,665	$1,612,421	$1,550,531	$1,312,429

Common Shares Outstanding	13,213,280	11,533,721	11,533,171	10,271,931	10,232,495
Book Value per Common Share	$19.68	$18.46	$18.26	$17.52	$17.58
Tangible Book Value per Common Share	$15.34	$15.30	$15.07	$13.90	$16.72
Common Equity to Total Assets	12.41%	12.69%	12.77%	11.34%	13.62%
Tangible Common Equity to Tangible Assets	9.95%	10.75%	10.78%	9.21%	13.04%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Quarter Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2018	2018	2018	2018	2017	2018	2017

Core Net Income
Net Income	$3,445	$3,900	$3,638	$3,108	$(862)	$14,091	$4,848
Adjustments: (1)
Income
Sale of Participation Interest in Impaired Credit	(87)	-	-	-	-	(87)	(2,750)
Tax Impact	18	-	-	-	-	18	935
(Gains) Losses on Former Bank Premises and Equipment	(494)	139	-	-	-	(355)	-
Tax Impact	104	(29)	-	-	-	75	-
(Gains) Losses on Sale of Securities	(7)	-	-	-	-	(7)	(31)
Tax Impact	1	-	-	-	-	1	11
Expense
Employee Share Awards – NASDAQ Listing	-	-	118	-	-	118	-
Tax Impact	-	-	(25)	-	-	(25)	-
Acquisition-Related Expenses	2,132	509	415	512	129	3,568	129
Tax Impact	(410)	(90)	(68)	(55)	-	(623)	-
Core Net Income	$4,702	$4,429	$4,078	$3,565	$(733)	$16,774	$3,142

Average Common Shares Outstanding	12,099,659	11,533,374	10,607,369	10,232,933	9,828,645	11,124,585	7,658,137
Average Diluted Shares Outstanding	12,521,017	11,993,734	11,064,638	10,578,755	10,174,467	11,545,943	8,003,822

Core Earnings per Share – Basic	$0.39	$0.38	$0.38	$0.35	$(0.07)	$1.51	$0.41
Core Earnings per Share – Diluted	$0.38	$0.37	$0.37	$0.34	$(0.07)	$1.45	$0.39

Total Quarterly/Year-to-Date Average Assets	$1,827,598	$1,666,117	$1,624,195	$1,614,750	$1,303,175	$1,682,177	$1,199,788
Total Quarterly/Year-to-Date Average Equity	$228,496	$211,631	$187,764	$179,098	$182,905	$200,193	$131,746

Core Return on Average Assets	1.03%	1.06%	1.00%	0.88%	-0.22%	1.00%	0.26%
Core Return on Average Equity	8.23%	8.37%	8.69%	7.96%	-1.60%	8.38%	2.38%

Core Efficiency Ratio
Noninterest Expense	14,409	11,870	12,025	11,944	9,708	50,248	36,802
Core Adjustments	(2,132)	(509)	(533)	(512)	(129)	(3,686)	(129)
Net Interest and Noninterest Income (2)	19,601	17,183	16,982	16,235	13,062	70,001	49,959
Core Adjustments	(581)	139	-	-	-	(442)	(2,750)

Core Efficiency Ratio	64.55%	65.59%	67.67%	70.42%	73.33%	66.94%	77.68%

Net Interest Income
Net Interest Income	$17,117	$15,636	$14,976	$14,500	$11,589	$62,229	$44,372
Adjustments:
Discount Accretion	(283)	(268)	(342)	(385)	(545)	(1,278)	(4,135)
Net Interest Income Excluding Loan Discount Accretion	$16,834	$15,368	$14,634	$14,115	$11,044	$60,951	$40,237

Total Average Interest-Earnings Assets	$1,681,240	$1,543,820	$1,505,289	$1,460,878	$1,197,415	$1,547,806	$1,106,123

Net Interest Margin Excluding Loan Discount Accretion	4.01%	3.98%	3.89%	3.86%	3.69%	3.94%	3.64%
Net Interest Spread Excluding Loan Discount Accretion	3.63%	3.63%	3.61%	3.64%	3.39%	3.63%	3.39%

(1)	Tax rates, exclusive of certain nondeductible acquisition-related expenses, utilized were 21% and 34%, respectively, for 2018 and 2017. These rates approximated the marginal tax rates.
(2)	Excludes gains/losses on sales of securities.

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